EXHIBIT 99.1

SCHEDULE I

The following documents (hereinafter collectively referred to as the “N103DU Documents”) have been filed: (a) Participation Agreement (N103DU), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein (filed as Exhibit 4.9) and (b) Indenture and Security Agreement (N103DU), dated as of March 13, 2019, between Delta Air Lines, Inc., and U.S. Bank Trust National Association, as Loan Trustee (filed as Exhibit 4.10).

The corresponding documents with respect to the other Airbus A220-100 Aircraft listed below are substantially identical in all material respects to the N103DU Documents, with the following exceptions: (1) conforming changes have been made to reflect the appropriate United States registration number of the aircraft (i.e., N104DU) and the appropriate manufacturer’s serial number of the airframe (i.e., 50023); and (2) the descriptions, including original principal amount and amortization profile, of the equipment notes set forth in, as applicable, Schedule I to the Participation Agreement and Schedule I to the Indenture differ.

1.	(N104DU)

(a)	Participation Agreement (N104DU), dated as of March 13, 2019, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N104DU), dated as of March 13, 2019, between Delta Air Lines, Inc. and U.S. Bank Trust National Association, as Loan Trustee